Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1/A of our report dated May 6, 2022, with respect to the audited consolidated financial statements of Hapbee Technologies, Inc. for the years ended December 31, 2021, and 2020. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ Manning Elliott LLP
Vancouver, British Columbia
January 25, 2023